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                                                                   EXHIBIT 10.24

                   [Questcor Pharmaceuticals, Inc. letterhead]

                                 March 21, 2003

Questcor Pharmaceuticals, Inc.
3260 Whipple Road
Union City, CA 94587

Dear Ken:

            This letter amends the terms of the November 3, 2000 letter agreement (the "Agreement") between Questcor Pharmaceuticals, Inc. ("Questcor") and you, and is in consideration of your continued employment with Questcor.

            The third and fourth paragraphs of the Agreement are hereby amended to read in their entirety as follows:

                        Also, in the event that a Change in Control occurs, and your employment with the Company is terminated as a result of Involuntary Termination (as defined below) other than for Cause (as defined below), at any time within the fifteen (15) month period commencing ninety (90) days prior to such Change in Control, and you are a full-time employee of the Company at any time within the thirty (30) days prior to the termination of your employment with the Company, then you will be entitled to receive from Questcor a severance benefit, payable in cash in a lump sum payment, an amount equal to the sum of: (i) twelve (12) months of base salary, and
      (ii) your prorated maximum bonus opportunity for the fiscal year of Questcor in which the termination of your employment occurs (the 'Termination Fiscal Year'). Such payment will be paid not later than ten
      (10) days following such termination of employment. For purposes of determining your severance benefit, your monthly rate of base salary will equal your greatest monthly rate of base salary in effect during the thirty (30) days prior to the date of the termination of your employment (or, if greater, your monthly rate of base salary in effect immediately prior to the Change in Control), and your prorated maximum bonus opportunity for the Termination Fiscal Year will equal your maximum bonus opportunity under the Company's bonus and incentive compensation plans for the Termination Fiscal Year, multiplied by a fraction, the numerator of which is the number of days during the Termination Fiscal Year that have elapsed on the date of the termination of your employment, and the denominator of which is the number of days in the Termination Fiscal Year. For purposes of this letter amendment, you will be treated as a full-time employee of the Company if you are regularly scheduled to work for the Company for not less than forty (40) hours per week. Furthermore, in the event


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      you are entitled to receive a severance benefit under this paragraph as a result of your termination of employment: (i) if the Board of Directors of Questcor (the "Board") (or the Compensation Committee thereof) has determined the amount of your bonus for the fiscal year of Questcor immediately preceding the Termination Fiscal Year (the `Prior Fiscal Year') prior to the Change in Control, and Questcor has not paid the bonus for the Prior Fiscal Year (if any) to you prior to such termination of employment, Questcor will pay your bonus (as so determined) for the Prior Fiscal Year to you, or (ii) if the Board (or the Compensation Committee thereof) has not determined the amount of your bonus for the Prior Fiscal Year prior to the Change in Control, Questcor will pay to you a bonus for the Prior Fiscal Year in an amount not less than your maximum bonus opportunity for the Prior Fiscal Year. For purposes of this paragraph, any reference to the fiscal year of the Company will include the fiscal year of any successor thereto. Such payment will be paid in cash in a lump sum payment not later than ten (10) days following such termination of employment.

                        In the event you are entitled to a severance benefit under this letter amendment, then in addition to such severance benefit, you will receive such health, term life and disability insurance benefits coverage ('Company-Provided Coverage') as is provided to you (and your dependents, if applicable) immediately prior to the termination of your employment with the Company, for twelve (12) months following the termination of your employment, or until you become covered under another employer's group insurance plan or plans providing health, term life and disability insurance coverage, whichever occurs first. In addition, for fifteen (15) months following the termination of the Company-Provided Coverage, the Company will provide you (and your dependents, if applicable) with such health, term life and disability insurance benefits coverage as is provided to you (and your dependents, if applicable) immediately prior to the termination of your employment with the Company, at your election and expense. The benefits coverage provided under this paragraph will be under such terms and conditions (including benefits, premiums, deductibles and co-payments) as are at least as favorable as those in effect immediately prior to the date of termination of your employment (or, if more favorable, those in effect immediately prior to the Change in Control); provided, however, that, following the termination of the Company-Provided Coverage, your premiums for such benefits coverage will be based on the full cost of such coverage.

            The following paragraph is hereby added to the Agreement after the fourth paragraph thereof:

                        In the event that you are entitled to a severance benefit under this letter amendment, then in addition to such severance benefit, you will have the right to require an extension of the exercise period of each of your stock options under any plan of the Company (or any options into which any such options have been converted) for a period of two (2) years following the later of: (i) the termination of employment, or (ii) the expiration of a lock-up agreement (if any) imposed on the Company's optionees at the time of your termination of


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      employment; provided, however, that in no event will such extension of such option extend beyond the expiration of the original term of the option.

            The following paragraphs are hereby added to the Agreement immediately preceding the last paragraph thereof:

                        If any legal action or other proceeding is brought for the enforcement of this letter amendment, or because of an alleged dispute, breach or default in connection with any of the provisions of this letter amendment, the successful or prevailing party will be entitled to recover attorneys' fees and other expenses and costs incurred in that action or proceeding, in addition to any other relief that may be granted.

                        Notwithstanding the immediately preceding paragraph, in the case of any legal action or other proceeding by you to enforce a benefit under this letter amendment, or an alleged dispute, breach or default in connection with a benefit under this letter amendment, regardless of whether you are successful or prevail: (i) the Company shall bear its attorneys' fees and other expenses and costs, and (ii) the Company shall reimburse you for your reasonable attorneys' fees and other reasonable expenses and costs, to the extent incurred in connection with such enforcement or attempted enforcement or alleged dispute, breach or default as part of the Initial Adjudication (as defined below), in addition to any other relief that may be granted. The Company shall not reimburse you for any attorneys' fees and other expenses and costs incurred in connection with such enforcement or attempted enforcement or alleged dispute, breach or default incurred by you following the Initial Adjudication. Such reimbursements of your attorneys' fees and other expenses and costs shall be made monthly not later than 30 days after the Company has received a copy of the written invoice evidencing such fees, expenses or costs. In the event that a court of competent jurisdiction determines that you have acted in connection with such enforcement or attempted enforcement, or alleged dispute, breach or default, in bad faith, or that your positions, claims or assertions were frivolous or without substantial basis, you shall repay to the Company any attorneys' fees and other expenses and costs paid by the Company to you pursuant to this paragraph. For the purposes of this letter amendment, the 'Initial Adjudication' shall mean the final order, decree or other adjudication of your claims by a court of competent jurisdiction with regard to such enforcement or attempted enforcement or such alleged dispute, breach or default.

                        This Agreement shall be construed and enforced in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

            Please indicate your acceptance of this letter amendment by returning a signed copy of this letter amendment.


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            The amendments made by this letter shall be effective as of the date hereof. The Agreement, as amended, shall remain in full force and effect.

                                          Sincerely,

                                          /s/ Charles J. Casamento
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                                          Charles J. Casamento
                                          Chairman, President and CEO
                                          Questcor Pharmaceuticals, Inc.

                                          Date: March 21, 2003

Accepted by,

/s/ Kenneth R. Greathouse
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Date: March 24, 2003